SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September  19, 2000

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22686	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

103 Carnegie Center, Suite 200, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 520-1911

Item 5. Other Events

           On September 19, 2000, we announced that we had received gross proceeds of $10.8 million in the first tranche of a private placement of stock and warrants. We are filing our press release concerning the placement as an exhibit to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

           (c)    Exhibits:

                    99    Press release dated September 19, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: September 19, 2000	By:/s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President and Chief Financial Officer